Exhibit 99.1

Lantheus Completes Acquisition of Evergreen Theragnostics

BEDFORD, Mass., April 1, 2025 – Lantheus Holdings, Inc. (“Lantheus” or the “Company”) (NASDAQ: LNTH), the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes, today announced that it has completed its previously announced acquisition of Evergreen Theragnostics, Inc. (“Evergreen”), a clinical-stage radiopharmaceutical company. The acquisition was first announced on January 28, 2025.

Through the transaction, Lantheus has acquired OCTEVY™, a registrational-stage PET diagnostic imaging agent targeting neuroendocrine tumors, which complements Lantheus’ therapeutic candidate PNT2003, as well as a portfolio of clinical and pre-clinical theranostic pairs. The acquisition also advances Lantheus’ capabilities with the addition of Evergreen’s radioligand therapy manufacturing infrastructure, including a revenue-generating CDMO business.

“Today marks a significant milestone in our journey to expand our radiopharmaceutical leadership and we’re excited to welcome Evergreen’s talented team to Lantheus,” said Brian Markison, CEO of Lantheus. “By acquiring Evergreen Theragnostics, we are enhancing Lantheus’ capabilities across the entire radiopharmaceutical value chain, from development to manufacturing to commercialization. With Evergreen’s scalable manufacturing infrastructure and expertise as well as its promising pipeline of oncology-focused assets, including OCTEVY, we are better positioned than ever to meet the complex demands of the market. We look forward to integrating Evergreen’s capabilities to drive innovation and deliver better outcomes for patients worldwide.”

About Lantheus

Lantheus is the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Headquartered in Massachusetts with offices in New Jersey, Canada and Sweden, Lantheus has been providing radiopharmaceutical solutions for more than 65 years. For more information, visit www.lantheus.com.

About Evergreen Theragnostics, Inc.

Evergreen Theragnostics is focused on improving the available options for cancer patients using radiopharmaceuticals. The company is engaged in Contract Development and Manufacturing (CDMO) services as well as drug discovery and commercialization of proprietary products. Evergreen is headquartered in Springfield, NJ in a state-of-the-art GMP radiopharmaceutical facility. The company was founded in 2019 by a team that brings a strong track record in theragnostic radiopharmaceutical manufacturing, research, and clinical development. For more information, please visit www.evergreentgn.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “continue,” “may,” “poised,” “potential,” “will,” and other similar terms and include, among other things, statements about the potential benefits and results of the acquisition; the potential regulatory approval of OCTEVYTM; the potential for OCTEVYTM and PNT2003 to be used as a theranostic pair; and Evergreen’s ability to generate novel radiotherapeutic programs. Such forward-looking statements are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: risks related to diverting the attention of Evergreen’s and Lantheus’ management from ongoing business operations; failure to realize the expected benefits of the acquisition; significant transaction costs and/or unknown or inestimable liabilities; the risk that Evergreen’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company, including the uncertainty of expected future regulatory filings, financial performance and results of the combined company following completion of the acquisition; pharmaceutical product development and the uncertainty of clinical success; the regulatory approval process, including the risks that we may be unable to obtain regulatory approval for OCTEVYTM on the timeframe anticipated, or at all, or that we may be unable to obtain regulatory approvals of any of our other product candidates in a timely manner or at all; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; effects relating to the announcement of the consummation of the acquisition on the market price of Lantheus’ common stock; the possibility that, if Lantheus does not achieve the perceived benefits of the acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Lantheus’ common stock could decline; potential litigation associated with the acquisition; and the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q).

Contacts:

Mark Kinarney

Vice President, Investor Relations

978-671-8842

ir@lantheus.com

Melissa Downs

Executive Director, External Communications

646-975-2533

media@lantheus.com